MPS Group, Inc.

                      Executive Deferred Compensation Plan

              (Restated to Include Amendments Through May 14, 2003)




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                                       17

ARTICLE I.
                           PURPOSE AND EFFECTIVE DATE

     The purpose of the MPS Group, Inc. Executive Deferred Compensation Plan, restated to include amendments through May 14, 2003 (the "Plan"), is to aid MPS Group, Inc. and its subsidiaries in retaining and attracting executive employees by providing them with tax deferred savings opportunities. The Plan provides a select group of management and highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), of MPS Group, Inc. with the opportunity to elect to defer receipt of specified portions of compensation, and to have these deferred amounts treated as if invested in specified hypothetical investment benchmarks. The Plan shall be effective for deferral elections made hereunder on or after November 1, 2001.

ARTICLE II.
                                   DEFINITIONS

     For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

Section 2.01. Administrative Committee. "Administrative Committee" means the committee appointed by the Committee pursuant to Article III.

Section 2.02. Base Salary. "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to
Section 4.02 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under Section 125 of the Internal Revenue Code maintained by the Company.

Section 2.03. Base Salary Deferral. "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Deferral Account pursuant to Section 4.02.

Section 2.04. Beneficiary. "Beneficiary" means the person, persons or entity designated by the Participant to receive any benefits payable under the Plan pursuant to Article IX.

Section 2.05. Board. "Board" means the Board of Directors of MPS Group, Inc.

Section 2.06. Bonus Compensation. "Bonus Compensation" means the amount awarded to a Participant under any incentive plan designated by the Administrative Committee as eligible for Bonus Deferral.

Section 2.07. Bonus Deferral. "Bonus Deferral" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre-tax basis from his Bonus Compensation and credited to his account pursuant to Section 4.02.

Section 2.08. Change of Control. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred if: (i) there is an acquisition, in any one transaction or a series of transactions, other than from MPS Group, Inc., by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 35% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of MPS Group, Inc. entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by MPS Group, Inc. or any of its subsidiaries, or any employee benefit plan (or related trust) of MPS Group, Inc. or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of MPS Group, Inc. immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of MPS Group, Inc. entitled to vote generally in the election of directors, as the case may be; or

(ii) individuals who, as of November 1, 2001, constitute the Board (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to November 1, 2001, whose election, or nomination for election by MPS Group, Inc.'s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of MPS Group, Inc. (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

(iii) there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of MPS Group, Inc. immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the shareholders of MPS Group, Inc. of a complete liquidation of dissolution of MPS Group, Inc. or of the sale or other disposition of all of the assets of MPS Group, Inc.

Section 2.09. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.

Section 2.10. Commission Deferral. "Commission Deferral" means the amount of a Participant's commission earnings which the participant elects to have withheld on a pre-tax basis from his commission earnings and credited to his Deferral Account pursuant to Section 4.02.

Section 2.11. Committee. "Committee" means the compensation committee of the Board.

Section 2.12. Common Stock. "Common Stock" means the common stock of MPS Group, Inc.

Section 2.13. Company. "Company" means MPS Group, Inc. and any subsidiary or affiliated organizations authorized by the Board or the Committee to participate in the Plan.

Section 2.14. Consideration Shares. "Consideration Shares" means shares of Common Stock owned by a Participant for six months or longer.

Section 2.15. Deferral Account. "Deferral Account" means the account maintained on the books of the Administrative Committee for each Participant pursuant to
Article VII, including Gain Share Accounts.

Section 2.16. Deferral Period. "Deferral Period" is defined in Section 4.02.

Section 2.17. Deferred Amount. "Deferred Amount" is defined in Section 4.02.

Section 2.18. Designee. "Designee" shall mean the Company's senior human resources officers or other individuals to whom the Committee has delegated the authority to take action under the Plan. Wherever Administrative Committee or the Committee is referenced in the Plan, it shall be deemed to also refer to Designee.

Section  2.19.   Disability.   "Disability"  means  eligibility  for  disability
benefits, as determined by the Administrative Committee, under the terms of any Disability Plan maintained by the Company.

Section 2.20. Eligible Compensation. "Eligible Compensation" means Base Salary, Bonus Compensation and/or Commissions.

Section 2.21. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.22. Excess Contributions. "Excess Contributions" means elective deferrals and matching contributions under the Company's qualified defined contribution retirement plan that are distributed to the Participant as excess deferrals under Section 401(k) of the Code due to failure to satisfy the ADP test or excess contributions under Section 401(m) of the Code due to failure to satisfy the ACP test.

Section 2.23. Fair Market Value. "Fair Market Value" of a share of Common Stock means the closing price of the MPS Group, Inc.'s Common Stock on the New York Stock Exchange on the most recent day on which the Common Stock was so traded that precedes the date as of which the Fair Market Value is to be determined. The definition of Fair Market Value in this Section shall be exclusively used to determine the values of a Participant's interest in the MPS Group, Inc. Stock Fund (defined in Section 7.02(b)) for all relevant purposes under the Plan.

Section 2.24. Form of Payment. "Form of Payment" means payment in one lump sum or in substantially equal annual installments of 5, 10, or 15 years.

Section 2.25. Gain Share Account. "Gain Share Account" means the account maintained on the books by the Administrative Committee for the Participant of the number of Phantom Share Units related to Gain Shares, adjusted for hypothetical gains, earnings dividends, losses, distributions, withdrawals and other similar activities.

Section 2.26. Gain Shares. "Gain Shares" means the shares of Common Stock so determined under Section 5.05 as resulting from the exercise of any Option pursuant to Article V.

Section 2.27. Hardship Withdrawal. "Hardship Withdrawal" means the early payment of all or part of the balance in a Deferral Account(s) in the event of an Unforeseeable Emergency.

Section  2.28.  Hypothetical  Investment  Benchmark.   "Hypothetical  Investment
Benchmark" shall mean the phantom investment benchmarks which are used to measure the return credited to a Participant's Deferral Account.

Section 2.29. Matching Contribution. "Matching Contribution" means the amount of annual matching contribution that the Company may make to the Plan.

Section 2.30. Option. "Option" means a nonqualified stock option to purchase shares of Common Stock.

Section 2.31. Participant. "Participant" means any individual who is eligible or makes an election to participate in this Plan and who elects to participate by filing a Participation Agreement as provided in Article IV.

Section 2.32. Participation Agreement. "Participation Agreement" means an agreement filed by a Participant in accordance with Article IV.

Section 2.33. Phantom Share Units. "Phantom Share Units" means units of deemed investment in shares of MPS Group, Inc. Common Stock so determined under Sections 5.06 & 7.02 (b).

Section 2.34. Plan Year. "Plan Year" means a twelve-month period beginning January 1 and ending December 31, except for the first Plan Year which shall mean the one-month period beginning December 1, 2001, and ending December 31, 2001.

Section 2.35. Prior Plan Transfer Account. "Prior Plan Transfer Account" means the account balance transferred from any prior deferred compensation plan maintained by the Company and credited to a Participant's Deferral Account pursuant to Section 6.03.

Section 2.36. Retirement. "Retirement" means the later of (i) termination of employment with the Company at the Participant's election or (ii) cessation of service on the Company's Board of Directors at the Participant's election, after the Participant's 65th birthday, or after attaining age 55 with at least ten years of service (in accordance with the method of determining years of service adopted by the Company).

Section 2.37. Stock Option Gain Deferral Agreement. "Stock Option Gain Deferral Agreement" means an agreement filed by a participant in accordance with Article V to defer receipt of Gain Shares from the exercise of an Option.

Section 2.38. Termination of Employment. "Termination of Employment" means the cessation of a Participant's services as a full-time employee of the Company for any reason other than Retirement, as determined by the Administrative Committee.

Section 2.39. Unforeseeable Emergency. "Unforeseeable Emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 2.40. Valuation Date. "Valuation Date" means the last day of each calendar month or such other date as the Administrative Committee in its sole discretion may determine.

ARTICLE III.
                                 ADMINISTRATION

     Section 3.01. Committee and Administrative Committee Duties. This Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. All resolutions or other action taken by the Committee shall be by a vote of a majority of its members present at any meeting or, without a meeting, by an instrument in writing signed by all its members. Members of the Committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting and waiver of notice of such meeting.

     The Committee shall be responsible for the administration of this Plan and shall have all powers necessary to administer this Plan, including discretionary authority to determine eligibility for benefits and to decide claims under the terms of this Plan, except to the extent that any such powers are vested in any other person administering this Plan by the Committee. The Committee may from time to time establish rules for the administration of this Plan, and it shall have the exclusive right to interpret this Plan and to decide any matters arising in connection with the administration and operation of this Plan. All rules, interpretations and decisions of the Committee shall be conclusive and binding on the Company, Participants and Beneficiaries.

     The Committee has delegated to the Administrative Committee responsibility for performing certain administrative and ministerial functions under this Plan. The Administrative Committee shall be responsible for the day-to-day operation of the Plan and shall have such authority as is required to perform its responsibilities except to the extent such authority or responsibility is reserved to the Committee under this Plan or otherwise. The Committee shall have discretion to delegate to the Administrative Committee such additional duties as it may determine. The Administrative Committee may designate one of its members as a chairperson and may retain and supervise outside providers, third party administrators, record keepers and professionals (including in-house professionals) to perform any or all of the duties delegated to it hereunder.

     Neither the Committee nor a member of the Board nor any member of the Administrative Committee shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or for anything done or omitted to be done in connection with this Plan. The Committee and the Administrative Committee shall keep records of all of their respective proceedings and the Administrative Committee shall keep records of all payments made to Participants or Beneficiaries and payments made for expenses or otherwise.

     The Company shall, to the fullest extent permitted by law, indemnify each director, officer or employee of the Company (including the heirs, executors, administrators and other personal representatives of such person), each member of the Committee and Administrative Committee against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company, the Committee or Administrative Committee.

     Any expense incurred by the Company, the Committee or the Administrative Committee relative to the administration of this Plan shall be paid by the Company and/or may be deducted from the Deferral Accounts of the Participants as determined by the Committee.

     Section 3.02. Claim Procedure. If a Participant or Beneficiary makes a written request alleging a right to receive payments under this Plan or alleging a right to receive an adjustment in benefits being paid under this Plan, such actions shall be treated as a claim for benefits. All claims for benefits under this Plan shall be sent to the Administrative Committee. If the Administrative Committee determines that any individual who has claimed a right to receive benefits, or different benefits, under this Plan is not entitled to receive all or any part of the benefits claimed, the Administrative Committee shall inform the claimant in writing of such determination and the reasons therefor in terms calculated to be understood by the claimant. The notice shall be sent within 90 days of the claim unless the Administrative Committee determines that additional time, not exceeding 90 days, is needed and so notifies the Participant. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and shall describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant of the procedure that the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Administrative Committee a notice that the claimant contests the denial of his or her claim and desires a further review by the Committee. The Committee shall within 60 days thereafter review the claim and authorize the claimant to review pertinent documents and submit issues and comments relating to the claim to the Committee. The Committee will render a final decision on behalf of the Company with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Chairperson of the Committee determines that additional time, not exceeding 60 days, is needed, and so notifies the Participant. If the Administrative Committee fails to respond to a claim filed in accordance with the foregoing within 60 days or any such extended period, the Company shall be deemed to have denied the claim.

ARTICLE IV.
                                  PARTICIPATION

     Section 4.01. Participation. Participation in the Plan shall be limited to a select group of management and highly compensated employees who (i) meet such eligibility criteria as the Committee shall establish from time to time, and
(ii) elect to participate in this Plan by filing a Participation Agreement or Stock Option Gain Deferral Agreement with the Administrative Committee, or (iii) an individual whose account has been transferred pursuant to Section 6.03. A Participation Agreement must be filed prior to the December 31st immediately preceding the Plan Year for which it is effective. The Administrative Committee shall have the discretion to establish special deadlines regarding the filing of Participation Agreements and Stock Option Gain Deferral Agreements for Participants.

     Section 4.02. Contents of Participation Agreement. Subject to Article VIII, each Participation Agreement shall set forth: (i) the amount of Eligible Compensation for the Plan Year or performance period to which the Participation Agreement relates that is to be deferred under the Plan (the "Deferred Amount"), which shall be expressed in the following manner (or in such other manner as the Committee shall prescribe): (a) as a percentage or specified amount of all or a specified portion of Base Salary, Bonus Compensation and/or commissions, (b) as a portion of Base Salary equal to any Excess Contributions received in a Plan Year, and/or (c) as a portion of Base Salary in excess of the "contribution and benefit base," as determined under Section 230 of the Social Security Act (the "Social Security Wage Base"), that would have been withheld from the Participant's Base Salary during the remainder of the Plan Year to satisfy the Participant's portion of the Social Security Tax had the Participant's total wages not exceeded the Social Security Wage Base; provided, that the minimum Deferred Amount for any Plan Year or performance period shall be $2,000; (ii) the period after which payment of the Deferred Amount is to be made or begin to be made (the "Deferral Period"), which shall be the earlier of (A) a number of full years, not less than three, and (B) the period ending upon the Retirement or prior termination of employment of the Participant; and (iii) the form in which payments are to be made, which may be a lump sum or in substantially equal annual installments of 5, 10, or 15 years.

     Section 4.03. Modification or Revocation of Election by Participant. A Participant may not change the amount of his Deferrals during a Plan Year. However, a Participant may discontinue a Base Salary Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the Administrative Committee may prescribe in its discretion, a revised Participation Agreement with the Administrative Committee. If approved by the Administrative Committee, revocation shall take effect as soon as practicably possible. If a Participant discontinues a Base Salary Deferral election during a Plan Year, he will not be permitted to elect to make Base Salary Deferrals again until the next Plan Year. In addition, the Deferral Period may be extended if an amended Participation Agreement is filed with the Administrative Committee at least one full calendar year before the Deferral Period (as in effect before such amendment) ends; provided, that only one such amendment may be filed with respect to each Participation Agreement. Under no circumstances may a Participant's Participation Agreement be made, modified or revoked retroactively, nor may a deferral period be shortened or reduced.

ARTICLE V.
                           STOCK OPTION GAIN DEFERRALS

     Section 5.01. Subject to provisions of this Article V, Participants may elect to defer receipt and distribution of the gain related to the exercise of Options and resulting Gain Shares until the end of an elected Deferral Period by filing a Stock Option Gain Deferral Agreement with the Administrative Committee. The stock option gain deferral features of the Plan are effective for deferral elections made on or after November 1, 2001.

     Section 5.02. Timing of Filing Stock Option Gain Deferral Agreement. A Stock Option Gain Deferral Agreement must be filed at least six months prior to the date of exercise and prior to the calendar year in which occurs the date of exercise.

     Section 5.03. Contents of Stock Option Gain Deferral Agreement. Each Stock Option Gain Deferral Agreement shall set forth: (i) the number of Options subject to deferral, (ii) the date of grant of the Options; (iii) the Deferral Period, which is not to be less than three years; (iv) any other item determined to be appropriate by the Administrative Committee. A Participant may elect to defer gain on 25%, 50%, 75% or 100% of the Options exercised on any one date of exercise.

     Section 5.04. Manner of Exercising Option Shares. A Participant who desires to exercise an Option and to defer current receipt and distribution of the related Gain Shares must follow the procedures and requirements that are applicable to the Option under the MPS Group, Inc. Option Stock Plan, including the procedures and requirements relating to the exercise of an Option; provided, however, that in the case of a deferral of Gain Shares under this Plan, the Participant shall only be permitted to tender Consideration Shares to pay the entire exercise price for any such Option exercised. Notwithstanding the foregoing, the Administrative Committee may in its discretion accept the Participant's attestation that he or she owns the number of Consideration Shares necessary to effectuate the stock swap contemplated hereunder.

     Section 5.05. Determination of Gain Shares. Upon exercise of an Option, the Gain Shares from which the Participant has elected to defer hereunder shall be determined as follows: (i) the aggregate exercise price for all exercised Option shares subject to the Participant's Stock Option Gain Deferral Agreement shall be determined; (ii) the number of Consideration Shares needed to pay the exercise price for such Option shares shall be determined; (iii) the difference between the number of exercised Option shares subject to the Participant's Stock Option Gain Deferral Agreement and the number of Consideration Shares shall be the number of Gain Shares resulting from such exercise less any applicable withholdings that are satisfied in the form of Common Stock. Any fractional Gain Share that results from the computations hereunder shall be rounded up to the nearest whole number.

     Section 5.06. Conversion of Gain Shares to Phantom Share Units. As of the date of exercise, Gain Shares shall be converted to Phantom Share Units by dividing the amount of the aggregate Fair Market Value of the Gain Shares as of the date of exercise by the Fair Market Value of one share of Common Stock as of the date of exercise. The resulting number of Phantom Share Units shall be credited to the Participant's Gain Share Account. A Participant shall always be 100% vested in his or her Gain Share Account. Any fractional Phantom Share Unit that results from the computations hereunder shall be rounded up to the nearest whole number.

     Section 5.07. Changes to the Stock Option Gain Deferral Agreement. A Stock Option Gain Deferral Agreement may not be amended or revoked after the day on which it is filed with the Administrative Committee, except that the Deferral Period may be extended if an amended Stock Option Gain Deferral Agreement is filed with the Administrative Committee at least one full calendar year before the Deferral Period (as in effect before such amendment) ends, provided that only one such amendment may be filed with respect to each Stock Option Gain Agreement. Under no circumstances may a Participant's Stock Option Gain Deferral Agreement be made, modified or revoked retroactively, nor may a deferral period be shortened or reduced.

     Section 5.08. Failure to Properly Exercise. If a Participant makes a valid election under this Article V to defer Gain Shares and if the Option expires without a proper exercise of the Option by the Participant or if the Participant fails to properly tender or attest to the Consideration Shares upon exercise of the option, the Participant shall forfeit any opportunity to defer gain with respect to such Option.

     Section 5.09. Deliver of Gain Shares. The Gain Shares may be physically delivered to the rabbi trustee or delivered to such other entity as may be designated by the Committee for safe keeping of such shares.

ARTICLE VI.
                              DEFERRED COMPENSATION

     Section 6.01. Elective Deferred Compensation. The Deferred Amount of a Participant with respect to each Plan Year of participation in the Plan shall be credited by the Administrative Committee to the Participant's Deferral Account as and when such Deferred Amount would otherwise have been paid to the Participant. To the extent that the Company is required to withhold any taxes or other amounts from the Deferred Amount pursuant to any state, Federal, local or foreign law, such amounts shall be taken out of other compensation eligible to be paid to the Participant that is not deferred under this Plan.

     Section 6.02. Vesting of Deferral Account. Except as provided in Section 8.02, a Participant shall be 100% vested in his/her Deferral Account at all times.

     Section 6.03. Prior Plan Allocation. As of the Effective Date, amounts allocated to the account of each participant under any prior deferred compensation plan maintained by the Company shall be transferred and allocated to the Participant's Account established under this Plan; per elections made by the Participant on the Prior Plan Transfer Agreement.

ARTICLE VII.
                     MAINTENANCE AND INVESTMENT OF ACCOUNTS

     Section 7.01. Maintenance of Accounts. Separate Deferral Accounts shall be maintained for each Participant. More than one Deferral Account may be maintained for a Participant as necessary to reflect (a) various Hypothetical Investment Benchmarks and/or (b) separate Participation Agreements specifying different Deferral Periods and/or Forms of Payment. A Participant's Deferral Account(s) shall be utilized solely as a device for the measurement and determination of the amounts to be paid to the Participant pursuant to this Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrative Committee shall determine the balance of each Deferral Account, as of each Valuation Date, by adjusting the balance of such Deferral Account as of the immediately preceding Valuation Date to reflect changes in the value of the deemed investments thereof, credits and debits pursuant to Section 6.01 and
Section 7.02 and distributions pursuant to Article VIII with respect to such Deferral Account since the preceding Valuation Date.

Section 7.02.     Hypothetical Investment Benchmarks.

          (a) Each Participant shall be entitled to direct the manner in which his/her Deferral Accounts will be deemed to be invested, selecting among the Hypothetical Investment Benchmarks specified in Appendix A hereto, as amended by the Committee from time to time, and in accordance with such rules, regulations and procedures as the Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant's investment elections shall begin to accrue as of the date such Participant's Deferral Amounts are credited to his/her Deferral Accounts.

          (b) (i) The Hypothetical Investment Benchmarks available for Deferral Accounts from time to time may include a "MPS Group, Inc. Stock Fund." The MPS Group, Inc. Stock Fund shall consist of deemed investments in shares of MPS Group, Inc. Common Stock. Deferred Amounts that are deemed to be invested in the MPS Group, Inc. Stock Fund shall be converted into Phantom Share Units based upon the Fair Market Value of the Common Stock as of the date(s) the Deferred Amounts are to be credited to a Deferral Account. The portion of any Deferral Account that is invested in the MPS Group, Inc. Stock Fund shall be credited, as of each Valuation Date, with additional Phantom Share Units of Common Stock with respect to cash dividends paid on the Common Stock with record dates during the period beginning on the day after the most recent preceding Valuation Date and ending on such Valuation Date.

               (ii) When a reallocation or a distribution of all or a portion of a Deferral Account that is invested in the MPS Group, Inc. Stock Fund is to be made, the balance in such a Deferral Account shall be determined by dividing the Fair Market Value of one share of Common Stock on the most recent Valuation Date preceding the date of such reallocation or distribution into the number of Phantom Share Units to be reallocated or distributed. Upon a lump sum distribution, the amounts in the MPS Group, Inc. Stock Fund shall be distributed in the form of cash having a value equal to the Fair Market Value of a comparable number of actual shares of Common Stock, or a combination thereof, as determined by the Committee.

               (iii) In the event of a stock dividend, split-up or combination of the Common Stock, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the Common Stock, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee may make appropriate adjustments to the number of deemed shares credited to any Deferral Account. The determination of the Committee as to such adjustments, if any, to be made shall be conclusive.

               (iv) Notwithstanding any other provision of this Plan, the MPS Group, Inc. Executive Deferred Compensation Committee shall adopt such procedures as it may determine are necessary to ensure that with respect to any Participant who is actually or potentially subject to
          Section 16(b) of the Securities Exchange Act of 1934, as amended, the crediting of deemed shares to his or her Deferral Account is not deemed to be a non-exempt purchase for purposes of such Section 16(b), including without limitation requiring that no shares of Common Stock or cash relating to such deemed shares may be distributed for six months after being credited to such Deferral Account.

Section 7.03. Statement of Accounts. The Administrative Committee shall submit to each Participant quarterly statements of his/her Deferral Account(s) and Gain Share Account(s), in such form as the Administrative Committee deems desirable, setting forth the balance to the credit of such Participant in his/her Deferral Account(s) and Gain Share Account(s) as of the end of the most recently completed quarter.

ARTICLE VIII.
                                    BENEFITS

     Section 8.01. Time and Form of Payment. At the end of the Deferral Period for each Deferral Account, the Company shall pay to the Participant the balance of such Deferral Account at the time or times elected by the Participant in the applicable Participation Agreement; provided that if the Participant has elected to receive payments from a Deferral Account in a lump sum, the Company shall pay the balance in such Deferral Account (determined as of the most recent Valuation Date preceding the end of the Deferral Period) in a lump sum in cash (plus any shares of Common Stock that the Administrative Committee elects to deliver from any investment in the MPS Group, Inc. Stock Fund) as soon as practicable after the end of the Deferral Period. If the Participant has elected to receive payments from a Deferral Account in installments, the Company shall make annual cash payments from such Deferral Account, each of which shall consist of an amount equal to (i) the balance of such Deferral Account as of the most recent Valuation Date preceding the payment date times (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining installments (including the installment being paid). The first such installment shall be paid as soon as practicable after the end of the Deferral Period and each subsequent installment shall be paid on or about the anniversary of such first payment. Each such installment shall be deemed to be made on a pro rata basis from each of the different deemed investments of the Deferral Account (if there is more than one such deemed investment). At the end of the Deferral Period for each Gain Share Account, the Company shall deliver to the Participant the balance of such Gain Share Account at the time or times elected by the Participant in the applicable Stock Option Gain Deferral Agreement in the form of actual shares of Common Stock.

     Section 8.02. Matching Contribution. Each Participant who elects to make deferrals of Eligible Compensation to the Plan may receive a Matching Contribution equal to a formula that the Committee shall determine from time to time. Matching Contributions will be credited to the Participant's Deferral Account at such time as the Committee may determine and shall be invested per a Participant's deferral elections for related Deferred Compensation, or in hypothetical common shares of MPS Group, Inc., or both as determined by the Committee. The Matching Contribution shall be distributed to the participant according to the election made by the participant governing his/her deferrals and will vest according to the provisions governing matching contributions in the Company's 401 (k) plan.

     Section 8.03. Retirement. Subject to Section 8.01 and Section 8.06 hereof, if a Participant has elected to have the balance of his/her Deferral Account or Gain Share Account distributed upon Retirement, the account balance of the Participant (determined as of the most recent Valuation Date preceding such Retirement) shall be distributed upon Retirement in installments or a lump sum in accordance with the Plan and as elected in the Participant Agreement.

     Section 8.04. In-Service Distributions. Subject to Section 8.01 and Section
8.06 hereof, if a Participant has elected to defer Eligible Compensation under the Plan for a stated number of years, the balance of the Participant's Deferred Account, or Gain Shares Account, as the case may be, (determined as of the most recent Valuation Date preceding such Deferral Period) shall be distributed in installments or a lump sum in accordance with the Plan and as elected in the Participant Agreement, Prior Plan Transfer Agreement or Stock Option Gain Deferral Agreement, as the case may be.

     Section 8.05.  Other Than  Retirement.  Notwithstanding  the  provisions of
Section 8.03 and Section 8.04 hereof and any Participation Agreement, Prior Plan Transfer Agreement or Stock Option Gain Deferral Agreement, as the case may be, if a Participant dies, has a Termination of Employment or Disability prior to Retirement and prior to receiving full payment of his/her Deferral Account(s), the Company shall pay the remaining balance (determined as of the most recent Valuation Date preceding such event) to the Participant or the Participant's Beneficiary or Beneficiaries (as the case may be) in a lump sum in cash or in Common Stock with respect to payment of Gain Share Accounts and amounts invested in the MPS Group, Inc. Stock Fund (notwithstanding Section 8.01 hereof) as soon as practicable following the occurrence of such event, unless the Administrative Committee in its sole discretion determines otherwise. Subject to Section 7.02(a) hereof, the amount distributable under the preceding sentence of this
Section 8.05 shall be based on the Participant's investment elections.

     Section  8.06.  Hardship  Withdrawals.  Notwithstanding  the  provisions of
Section 8.01 and any Participation Agreement, a Participant shall be entitled to early payment of all or part of the balance in his/her Deferral Account(s) (and/or Gain Shares Accounts) in the event of an Unforeseeable Emergency, in accordance with this Section 8.06. A distribution pursuant to this Section 8.06 may only be made to the extent reasonably needed to satisfy the Unforeseeable Emergency need, and may not be made if such need is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets to the extent such liquidation would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. An application for an early payment under this Section 8.06 shall be made to the Administrative Committee in such form and in accordance with such procedures as the Administrative Committee shall determine from time to time. The determination of whether and in what amount and form a distribution will be permitted pursuant to this Section 8.06 shall be made by the Administrative Committee.

     Section 8.07. Voluntary Early Withdrawal. Notwithstanding the provisions of
Section 8.01 and any Participation Agreement, a Participant shall be entitled to elect to withdraw all of the balance in his/her Deferral Account(s) (and/or Gain Shares Accounts) in accordance with this Section 8.07 by filing with the Administrative Committee such forms, in accordance with such procedures, as the Administrative Committee shall determine from time to time. As soon as practicable after receipt of such form by the Administrative Committee, the Company shall pay an amount equal to ninety percent of the vested balance in such Participant's Deferral Account(s) (determined as of the most recent Valuation Date preceding the date such election is filed) to the electing Participant in a lump sum in cash, and the Participant shall forfeit the remainder of such Deferral Account(s). All Participation Agreements previously filed by a Participant who elects to make a withdrawal under this Section 8.07 shall be null and void after such election is filed (including without limitation Participation Agreements with respect to Plan Years or performance periods that have not yet been completed), and such a Participant shall not thereafter be entitled to file any Participation Agreements under the Plan with respect to the first Plan Year that begins after such election is made.

     Section 8.08. Change of Control. In the event of a Change of Control that is recommended for approval to the shareholders by the Board, no immediate special payment shall be made to any Participant and the terms and conditions of the Plan shall remain in full force and effect. Notwithstanding anything contained in this Plan to the contrary, upon a hostile Change of Control, the Company shall immediately pay to each Participant in a lump sum in cash or in Common Stock with respect to payment of Gain Share Accounts and amounts invested in the MPS Group, Inc. Stock Fund the balance in his/her Deferral Account(s) (determined as of the most recent Valuation Date preceding the Change of Control). Hostile Change of Control is defined as a Change of Control which the Board recommends to the shareholders that they not approve.

     Section 8.09. Withholding of Taxes. Notwithstanding any other provision of this Plan, any payments made hereunder shall be subject to tax withholdings under any applicable law or regulation.

ARTICLE IX.
                             BENEFICIARY DESIGNATION

     Section 9.01. Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person, persons or entity as his Beneficiary or Beneficiaries. A Beneficiary designation shall be made, and may be amended, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time.

     Section 9.02. No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's Beneficiary shall be deemed to be the Participant's estate.

ARTICLE X.
                        AMENDMENT AND TERMINATION OF PLAN

     Section 10.01. Amendment. The Board or the Committee may at any time amend this Plan in whole or in part, provided, however, that no amendment shall be effective to decrease the balance in any Deferral Account or Gain Share Account as accrued at the time of such amendment, nor shall any amendment otherwise have a retroactive effect.

     Section 10.02. Company's Right to Terminate. The Board or the Committee may at any time terminate the Plan with respect to future Participation Agreements. The Board or the Committee may also terminate the Plan in its entirety at any time for any reason, including without limitation if, in its judgment, the continuance of the Plan, the tax, accounting, or other effects thereof, or potential payments thereunder would not be in the best interests of the Company, and upon any such termination, the Company shall immediately pay to each Participant in a lump sum the accrued balance in his Deferral Account(s) and Gain Share Account(s) (determined as of the most recent Valuation Date preceding the termination date).

ARTICLE XI.
                                  MISCELLANEOUS

     Section 11.01. Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201, 301 and 401 of ERISA. All payments pursuant to the Plan shall be made from the general funds of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment. No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company as a result of participating in the Plan. Notwithstanding the foregoing, the Company may (but shall not be obligated to) create one or more grantor trusts, the assets of which are subject to the claims of the Company's creditors, to assist it in accumulating funds to pay its obligations under the Plan.

     Section 11.02. Nonassignability. Except as specifically set forth in the Plan with respect to the designation of Beneficiaries, neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

     Section 11.03. Validity and Severability. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 11.04. Governing Law. The validity, interpretation, construction and performance of this Plan shall in all respects be governed by the laws of the State of Florida, without reference to principles of conflict of law, except to the extent preempted by federal law.

     Section 11.05. Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation for the Participant to remain an employee of the Company or change the status of the Participant's employment or the policies of the Company and its affiliates regarding termination of employment.

     Section 11.06. Underlying Incentive Plans and Programs. Nothing in this Plan shall prevent the Company from modifying, amending or terminating the compensation or the incentive plans and programs pursuant to which cash awards are earned and which are deferred under this Plan.

     Section 11.07. Successors. MPS Group, Inc. and any other Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business, stock or assets to expressly assume and agree to perform under this Plan in the same manner and to the same extent that MPS Group, Inc. or such other Company, as the case may be, would be required to perform as if no such succession had taken place. As used in this Agreement, "MPS Group, Inc." and the "Company" shall mean any successor that expressly assumes and agrees to perform this Plan or which otherwise becomes bound by all the terms and provisions of this Plan by operation of law.

                                   APPENDIX A

MONY Money Market
MONY Interm-Term Bond
Fidelity Asset Manager
T. Rowe Price Equity-Inc.
Dreyfus Appreciation
Fidelity Contrafund
Enterprise Growth A
Janus Aspen Aggressive Growth Institutional
Janus Aspen International Growth Institutional
Enterprise Small Co Value A
Dreyfus Small Cap Stock Index
MPS Group, Inc. Stock Fund